CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

      In connection with the Annual Report on Form 11-K relating to the Wal-Mart Puerto Rico, Inc., 401(k) Retirement Savings Plan (the "Plan") for the year ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Debbie Davis-Campbell, member of the Wal-Mart Stores, Inc. Retirement Plans Committee (the "Committee"), certify to my knowledge and in my capacity as a member of the Committee, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan as of the dates and for the periods expressed in the Report.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of July 30, 2003.

                                                                  /s/ Debbie Davis-Campbell
                                                                       Debbie Davis-Campbell
                                                                       Member of the Wal-Mart Stores, Inc.
                                                                       Retirement Plans Committee

A signed original of this written statement required by Section 906 has been provided to Wal-Mart Stores, Inc. and will be retained by Wal-Mart Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.